As filed with the Securities and Exchange Commission on October 3, 2017

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

ANGI HOMESERVICES INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	82-1204801 (I.R.S. Employer Identification No.)

14023 Denver West Parkway

Building 64

Golden, CO 80401

(Address of Principal Executive Offices including Zip Code)

2017 Stock and Annual Incentive Plan

(Full Title of the Plan)

General Counsel
ANGI Homeservices Inc.
c/o IAC/InterActiveCorp
555 West 18th Street
New York, NY 10011
Telephone:  (212) 314-7300
(Name, Address and Telephone Number, including Area Code, of Agent for Service)

With copies to:

Andrew J. Nussbaum
Alison Z. Preiss
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
Telephone:  (212) 403-1000
Facsimile:  (212) 403-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered (2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee (4)
Class A Common Stock, $0.001 par value per share	75,000,000	N/A	$940,687,500	$117,115.59

(1)         This Registration Statement on Form S-8 covers up to 75,000,000 shares of ANGI Homeservices Inc. Class A Common Stock, par value $0.001 per share (“Class A Common Stock”), issuable in connection with the settlement of equity awards granted under the ANGI Homeservices Inc. 2017 Stock and Annual Incentive Plan.

(2)         Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 also covers additional securities that may be offered as a result of stock splits, stock dividends, recapitalizations or similar transactions.

(3)         Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act. $940,687,500 equals:  (i) the product of:  (x) 75,000,000 shares of Class A Common Stock and (y) $12.54, the average of the high and low sales prices for Class A Common Stock, as reported on The Nasdaq Global Select Market on October 3, 2017.

(4)         Fee was calculated by multiplying 0.0001245 by the proposed maximum aggregate offering price.

INTRODUCTION

This Registration Statement on Form S-8 (this “Registration Statement”) of ANGI Homeservices Inc., a Delaware corporation (“ANGI Homeservices” or the “Registrant”), relates to up to 75,000,000 shares of Class A Common Stock, par value $0.001 per share, of ANGI Homeservices (“Class A Common Stock”) issuable in connection with the settlement of equity awards granted under the ANGI Homeservices Inc. 2017 Stock and Annual Incentive Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1) (§ 230.428(b)(1)) under the Securities Act of 1933, as amended (the “Securities Act”).  Such documents need not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 (§ 230.424).  These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.  See Rule 428(a)(1) (§ 230.428(a)(1)).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.         Incorporation of Documents by Reference.

The following documents previously filed by ANGI Homeservices with the Commission pursuant to the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), or the Securities Act of 1933, as amended (the “Securities Act”), as applicable, are hereby incorporated by reference into this Registration Statement:

1.              ANGI Homeservices’ proxy statement/prospectus filed pursuant to Rule 424(b) under the Securities Act (filed on August 30, 2017) relating to the Registration Statement on Form S-4 of ANGI Homeservices, as amended (SEC File No. 333-219064), which contains audited financial statements for the “HomeAdvisor Business” (as defined in said proxy statement/prospectus) for the latest fiscal year for which such statements have been filed;

2.              ANGI Homeservices’ Current Reports on Form 8-K filed on October 2, 2017; and

3.              The description of the Class A Common Stock contained in ANGI Homeservices’ Registration Statement on Form 8-A filed on September 28, 2017 with the Commission under Section 12(b) of the Exchange Act.

All documents subsequently filed by ANGI Homeservices pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents (other than information therein that is furnished and not deemed filed with the Commission). Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.         Description of Securities.

Not applicable.

Item 5.         Interests of Named Experts and Counsel.

Not applicable.

Item 6.         Indemnification of Directors and Officers.

Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL (regarding, among other things, the payment of unlawful dividends or unlawful stock purchases or redemptions), or (4) for any transaction from which the director derived an improper personal benefit. The amended and restated certificate of incorporation of ANGI Homeservices provides for such limitation of liability.

Section 145(a) of the DGCL empowers a corporation to indemnify any director, officer, employee or agent, or former director, officer, employee or agent, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of such person’s service as a director, officer, employee or agent of the corporation, or such person’s service, at the corporation’s request, as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding; provided that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation; and, with respect to any criminal action or proceeding, provided that such director or officer had no reasonable cause to believe his conduct was unlawful.

Section 145(b) of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit; provided that such director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses that the court shall deem proper. Notwithstanding the preceding sentence, except as otherwise provided in the amended and restated bylaws of ANGI Homeservices, ANGI Homeservices will be required to indemnify any such person in connection with a proceeding (or part thereof) commenced by such person only if the commencement of such proceeding (or part thereof) by any such person was authorized by the ANGI Homeservices board of directors.

In addition, the amended and restated certificate of incorporation of ANGI Homeservices provides that ANGI Homeservices must indemnify its directors and officers to the fullest extent authorized by law.  Under the amended and restated bylaws of ANGI Homeservices, ANGI Homeservices is also expressly required to advance certain expenses to its directors and officers and is permitted to, and currently intends to, carry directors’ and officers’ insurance providing indemnification for its directors and officers for some liabilities.  ANGI Homeservices believes that these indemnification provisions and the directors’ and officers’ insurance are useful to attract and retain qualified directors and executive officers.

Item 7.         Exemption from Registration Claimed.

Not applicable.

Item 8.         Exhibits.

The list of exhibits is set forth under “Exhibit Index” at the end of this Registration Statement and is incorporated herein by reference.

Item 9.         Undertakings.

(a)                                 The undersigned Registrant hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)                                 That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(b)                                 The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
3.1	Amended and Restated Certificate of Incorporation of ANGI Homeservices Inc. (1)

3.2	Amended and Restated Bylaws of ANGI Homeservices Inc. (2)

5.1	Opinion of Wachtell, Lipton, Rosen & Katz

10.1	ANGI Homeservices Inc. 2017 Stock and Annual Incentive Plan (3)

23.1	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP (Angie’s List)

23.3	Consent of Ernst & Young LLP (HomeAdvisor)

24.1	Power of Attorney (included in signature page)

(1)         Previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on October 2, 2017, and incorporated by reference herein.

(2)         Previously filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed with the Commission on October 2, 2017, and incorporated by reference herein.

(3)         Previously filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on October 2, 2017, and incorporated by reference herein.

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden, State of Colorado, on this 3rd day of October, 2017.

ANGI Homeservices Inc.

By:	/s/ CHRISTOPHER TERRILL
Name:	Christopher Terrill
Title:	Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregg Winiarski, Joanne Hawkins and Tanya Stanich, and each of them acting alone, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ CHRISTOPHER TERRILL	Chief Executive Officer and Director	October 3, 2017
Christopher Terrill	(Principal Executive Officer)

/S/ GLENN SCHIFFMAN	Chief Financial Officer and Director	October 3, 2017
Glenn Schiffman	(Principal Financial Officer)

/S/ MICHAEL SCHWERDTMAN	Vice President and Controller	October 3, 2017
Michael Schwerdtman	(Principal Accounting Officer)

October 3, 2017
Thomas R. Evans	Director

/S/ ALESIA J. HAAS		October 3, 2017
Alesia J. Haas	Director

October 3, 2017
Angela R. Hicks Bowman	Director

/S/ JOSEPH LEVIN		October 3, 2017
Joseph Levin	Director

/S/ MARK STEIN		October 3, 2017
Mark Stein	Director

/S/ SUZY WELCH		October 3, 2017
Suzy Welch	Director

/S/ GREGG WINIARSKI		October 3, 2017
Gregg Winiarski	Director

October 3, 2017
Yilu Zhao	Director